UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022 (October 4, 2022)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2022 (the “Separation Date”), The Scotts Miracle-Gro Company (the “Company”) reported that Cory J. Miller, Executive Vice President and Chief Financial Officer, departed his position as Executive Vice President and Chief Financial Officer of the Company, effective as of August 29, 2022.

In connection with Mr. Miller’s departure, The Scotts Company LLC, a subsidiary of the Company (“Scotts LLC”), entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Mr. Miller. The Separation Agreement, effective October 4, 2022, addresses the payments and benefits to which Mr. Miller is entitled in connection with his departure.

Pursuant to the terms of the Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Miller: (a) severance pay equal to 24 months of salary, at Mr. Miller’s regular monthly base pay, payable in accordance with Scotts LLC’s standard payroll procedures; (b) a lump sum payment of $24,000 in lieu of outplacement services; (c) for a period of 24 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Miller paid as an active employee; and (d) in lieu of an annual bonus award, an amount equal to two times Mr. Miller’s target bonus amount for the Company’s 2022 fiscal year, 50% of which is payable on the first scheduled pay date following the first anniversary of the Separation Date and 50% of which is payable on the first scheduled pay date following the second anniversary of the Separation Date, subject to Mr. Miller’s continued compliance as of the payment date with all of his post-employment obligations to the Company.

The 808 performance units and 808 restricted stock units and related dividend equivalents granted to Mr. Miller on February 3, 2020, will vest and settle on February 3, 2023 in accordance with the terms of the applicable award agreements. Mr. Miller’s other outstanding restricted stock units and performance units (which consist of 4,426 restricted stock units; 1,586 restricted stock units; 4,516 restricted stock units; and 4,516 performance units and, as applicable, related dividend equivalents granted to Mr. Miller on January 8, 2021, February 5, 2021, February 4, 2022 and February 4, 2022, respectively) will vest ratably based on the number of days of active service between the grant date and the Separation Date. The underlying shares will be distributed in accordance with the terms of the applicable Award Agreements. The 5,890 non-qualified stock options granted to Mr. Miller on February 5, 2021 were forfeited on the Separation Date.

All amounts payable to Mr. Miller under the Separation Agreement and the applicable award agreements will be subject to all applicable withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Miller is entitled under the Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of the Separation Date under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan.

The Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Miller on April 18, 2008, which will continue in effect following his departure, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

The foregoing is a summary description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:

Not applicable.
(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, effective as of October 4, 2022, by and between The Scotts Company LLC and Cory J. Miller

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	October 4, 2022	By:	/s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 4, 2022
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, effective as of October 4, 2022, by and between The Scotts Company LLC and Cory J. Miller

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)